QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 and the related Prospectus to be filed with the Securities and Exchange Commission on or about January 24, 2014 (the "Registration Statement"), of the information from our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Clayton Williams Energy, Inc. in Certain Domestic Oil and Gas Reserves and to the Interests of Warrior Gas Company in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas Effective December 31, 2012, for Disclosure to the Securities and Exchange Commission, Williamson Project 2.9539" dated February 18, 2013 and data extracted therefrom (and all references to our Firm) included in or made a part of the Form 10-K Annual Report for the year ended December 31, 2012 filed by Clayton Williams Energy, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts" into the Registration Statement.

Very truly yours,
/s/ Williamson Petroleum Consultants, Inc. Williamson Petroleum Consultants, Inc.

January 24, 2014
Midland, Texas

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS